UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2009

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On July 27, 2009, ARIAD Pharmaceuticals, Inc. (the “Company”) issued a press release announcing preliminary clinical data from an ongoing Phase 1 clinical trial of its investigational, multi-targeted kinase inhibitor, AP24534, in patients with advanced hematological cancers.  The study results provide initial clinical evidence of hematologic, cytogenetic and molecular anti-cancer activity of AP24534 in heavily pretreated patients with resistant and refractory chronic myeloid leukemia (CML), including those with the T315I mutant variant of the target protein, Bcr-Abl.  An abstract describing these data is being submitted for presentation at a major hematology meeting to be held later this year.

A copy of the press release is being filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

On July 28, 2009, the Company issued a press release announcing preliminary findings from two ongoing clinical trials evaluating oral ridaforolimus in combination with trastuzumab (Herceptin®) in patients with resistant, metastatic breast cancer and with bevacizumab (Avastin®) in heavily pretreated patients with refractory, metastatic solid tumors.  Abstracts describing these data have been submitted for presentation at major medical meetings to be held later this year.  The Company is developing ridaforolimus, an investigational mTOR inhibitor, in collaboration with its partner, Merck & Co, Inc.

A copy of the press release is being filed herewith as Exhibit 99.2 and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 27, 2009.

99.2	Press Release dated July 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

Date:	July 28, 2009	By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated July 27, 2009.

99.2	Press Release dated July 28, 2009.

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